Exhibit 10.1


          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.





                     BEST SOFTWARE INC./KRONOS INCORPORATED
                                    AGREEMENT

THIS AGREEMENT ("Agreement") is made and entered into this 15th day of March, 2002, (the "Effective Date") by and between Kronos Incorporated, a Massachusetts corporation, having a place of business at 297 Billerica Road, Chelmsford, MA 01824 (hereinafter called "Kronos"), and Best Software, Inc., a Virginia corporation, having a place of business at 11413 Isaac Newton Square, Reston, Virginia 22090 (hereinafter called "Best").

WHEREAS, Kronos owns certain time and attendance software products and licenses such products to its customers;

WHEREAS, Best owns human resources and payroll software products and licenses such products to its customers;

WHEREAS, Kronos wishes to integrate its time and attendance software with Best's human resources and payroll software and license the integrated products to its customers;

WHEREAS, Kronos desires to obtain, and Best wishes to grant, a limited license to the source code and object code for the Best software on the terms and conditions set forth herein; and

WHEREAS, Kronos desires to receive, and Best wishes to provide, certain maintenance and support services and enhancements described herein for its software and Kronos wishes to pay certain technology delivery fees, royalties and other sums to Best;

NOW, THEREFORE, in consideration of the mutual covenants of the parties, the parties hereby agree as follows:

1.   Definitions.

1.1 "Best Derivative Works" shall mean Derivative Works prepared by Best, other than Upgrades, or Kronos Derivative Works.

1.2  "Competitor"  shall mean any  company,  other than  Kronos or Best,  in the
     business  of  selling  Human   Resources   and/or  Payroll  record  keeping
     administration services software products.

1.3 "Delivery Date" shall mean the date on which Best completes its initial delivery of the Licensed Materials as described in Section 5.1.

1.4 "Derivative Works" shall mean all modifications, improvements, updates and derivative works of and to the Software, other than Upgrades.

1.5 "Documentation" shall mean all existing printed, typewritten, electronic or other material as specified on Schedule B.

1.6 "Employees" shall mean, for the purpose of calculating payments under this Agreement, persons about whom information is processed through the Software or a Kronos Derivative Work by a Kronos Customer during any portion of a Year for which any payment is made. By way of example, if a Kronos Customer uses the Software to calculate payroll for 375 persons during a Year, then that Kronos Customer has 375 Employees.

1.7 "Hosted Environment" will be the delivery by Kronos of the Royalty Bearing Software in a computer-hosting environment. The Hosted Environment allows Kronos to assume the Information Technology responsibility for the customer to simplify the customer's ongoing usage of the Software. In that environment, Kronos will offer the customer the Royalty Bearing Software with the following incremental services:

o Kronos will maintain the servers and server software licenses to house the Royalty Bearing Software and deliver application access to the customer's users. Such access will be over the public Internet or customer specific network connections as required. The servers may be housed at a third party hosting center at Kronos' discretion.
o Kronos will deliver the Royalty Bearing Software in a configuration where only one Kronos Customer's data is stored in each database instance so that a Kronos Customer's employee count is clearly uniquely defined as those employees in that one database. At no time will multiple Kronos Customers be combined into a single database instance for access through the Royalty Bearing Software.
o Kronos, and the third party hosting center provider if required, will provide normal computer data center management. These would be the same services that an internal Information Technology would provide in a typical internal software implementation. This would include such services as backup and restore, troubleshooting connectivity issues and upgrades of system software.
o Kronos may apply Upgrades of the Royalty Bearing Software to the customer's system as housed at the hosting center.

1.8 "Kronos Customer" shall mean all current and future customers to which Kronos or Kronos Resellers Sublicense the Software or a Kronos Derivative Work in accordance with this Agreement, now or in the future.

1.9 "Kronos Derivative Works" shall mean Derivative Works prepared by or on behalf of Kronos.

1.10 "Kronos Reseller" shall mean a third party authorized by Kronos to Sublicense Kronos products, and which is a party to a written agreement with Kronos regarding the same.

1.11 "Licensed Materials" shall mean, collectively, the Software and the Documentation.

1.12 "Net Hosting Fee" shall mean the fees charged by Kronos for use of the Hosted Environment exclusive of any one-time professional service fees.

1.13 "Royalty Bearing Software" shall mean (i) Software and/or Kronos Derivative Works that include functionality that implements computer based administration for Human Resource activities for customers, including in the aggregate, life-cycle maintenance of employment records from hiring to firing, benefits plan definition, benefits plan enrollment, and human resources legislative reporting; and/or (ii) Software and/or Kronos Derivative Works that include functionality that implements computer based administration for Payroll activities for customers, including in the aggregate, payroll deduction definitions, payroll tax (federal, state and local) tax calculations and related required gross-to-net pay calculations. Royalty Bearing Software shall not mean other Kronos software that may contain technology and/or functionality provided to Kronos by Best (such as Workforce Central) that Kronos licenses to its customers for non Human Resources and/or non Payroll activities.

1.14 "Quarter" shall mean a quarter of a Year.

1.15 "Software" shall mean the computer program(s) and database structure(s), on software media in compiled machine-only readable form ("object code") and in user-readable symbolic form ("source code"), as specified on Schedule A, required to develop, build, test, install and maintain in accordance with this Agreement and all subsequently issued Upgrades "Object code" shall include program and database structures whose form is both machine-only readable compiled code and user-and-machine readable symbolic code ("interpreted code"). "Raw source code" shall mean source code that is compiled to machine-only readable code.

1.16 "Sublicense" shall mean a sublicense of the Software or a sublicense or license of a Kronos Derivative Work, in object code only, as permitted under Section 3.3 or, as a verb, to sublicense the Software or sublicense or license a Kronos Derivative Work, in object code only, as permitted under Section 3.3.

1.17 "Term" shall mean the term of this Agreement, as set forth in Section 15.1.

1.18 "Upgrades" shall mean all updates, corrections, bug fixes, tax updates, modifications or enhancements to the Software which Best provides generally to its customers that purchase required upgrades from Best or that have valid maintenance and support agreements in place with Best. For example, an Upgrade would be a change to the version number of the Software that may be either to the left or the right of the decimal number (i.e. 3.04 to 3.05 or 3.05 to 4.00).

1.19 "Year"  shall mean (i) any of the  year-long  periods  described in Section
     6.2(a) as they relate to royalty payments, or (ii) any of the year-long periods described in Section 6.7 as they relate to minimum royalty payments. Year One shall commence on the first day of the month closest to the date of Kronos' receipt of the first customer purchase order for Royalty Bearing Software or November 1, 2002, which ever first occurs. Year Two shall be one year from the first day of the month closest to the date of Kronos' receipt of the first customer purchase order for Royalty Bearing Software or November 1, 2002, which ever first occurs, and so on through Year Ten, it being understood that Year Ten ends on the tenth anniversary of the Effective Date.

2.   Statement of Relationship.

2.1 Independent Contractors. The parties acknowledge that: (a) neither party shall exercise any control over the activities and operations of the other party (except for limitations hereinafter contained); (b) both parties hereto are independent contractors and neither party shall in any way represent itself as an employee, joint venturer, partner, servant, agent or general representative of the other party for any purpose whatsoever; and
     (c) neither party has any authority to commit the other party to any contract, term or condition not set forth herein, or otherwise make the other party liable, in any manner, cause or undertaking whatsoever including to make any representations, warranties, or guarantees.

3.   Grant of License.

3.1 License. Subject to the terms and conditions of this Agreement, Best hereby grants Kronos a nonexclusive, worldwide, non-transferable, perpetual (subject to termination as set forth in Section 15.2) license to reproduce, market, Sublicense and distribute the Software and to create Kronos Derivative Works, as and to the extent expressly authorized herein. Notwithstanding the generality of the foregoing, Kronos shall not, under any circumstances, reproduce, market, display, sublicense or distribute the raw source code for the Software, including, without limitation, as part of a Kronos Derivative Work, to or for any third party, including, without limitation, a Kronos Customer, or otherwise authorize or permit any third party to use or have access to the source code for the Software, without Best's prior written consent. For the avoidance of doubt, the foregoing license does not extend to Best Derivative Works.

3.2 Derivative Works. Under no circumstances may Kronos authorize or permit any Kronos Customer or other third party, through Sublicense or otherwise, to create any Derivative Works from the source code of any Licensed Materials. Kronos may engage a third party to assist Kronos in creating Kronos Derivative Works for Kronos, provided that such third party executes a written agreement with Kronos: (a) acknowledging that the Licensed Materials are Confidential Information, as described in Section 17.1, and
     (b) agreeing to the restrictions imposed on Kronos pursuant to this Agreement. The limitations set forth in this Section 3.2 shall not be deemed  to  prevent  Kronos  Customers  or third  parties  from  using  any functionality in the Software, as modified by Kronos, to generate customized reports or to take advantage of the Kronos defined application programming interfaces or database interfaces. It is understood that Kronos shall not, under any circumstances, reproduce, market, display, sublicense or distribute the raw source code for the Software, including, without limitation, as part of a Kronos Derivative Work, to or for any third party, including, without limitation, a Kronos Customer, or otherwise authorize or permit any third party to use or have access to the raw source code, without Best's prior written consent.

3.3 Sublicensing of Software. Kronos may sublicense the Software, in object code form only and subject to the terms and conditions of this Agreement, to Kronos Customers. Any such Sublicense shall be pursuant to an executed agreement containing the terms and conditions set forth in Schedule D. To enable Best to facilitate the verification of royalty payments hereunder, within thirty (30) days of the end of each Quarter, Kronos shall provide to Best a list which shall state the number of Employees of each Kronos Customer.

3.4 Kronos Resellers. Kronos may sublicense to Kronos Resellers the right to Sublicense the Software, provided that each such Kronos Reseller executes an agreement containing the terms and conditions set forth in Schedule E. For the purpose of calculating royalties and other payments hereunder, Sublicenses granted by Kronos Resellers shall be deemed to have been granted by Kronos. Kronos shall include Sublicenses entered into by such Kronos Resellers in its quarterly reports to Best pursuant to Section 6.5 as if they were entered into by Kronos.

3.5  Service  Bureau  Offerings.   The  following  table  outlines  the  primary
     differences between a Payroll Service Bureau and payroll software deployed in-house or in a Hosted Environment.

Payroll Service Bureau Matrix


Attribute/Function    Payroll Service Bureau    In-house or Hosted Environment
------------------    ----------------------    ------------------------------
Customer licenses     No. Customer signs a      Yes
Software              service agreement
------------------    ----------------------    ------------------------------
1 Database per        No. Typically multiple    Yes
company               companies in same DB
------------------    ----------------------    ------------------------------
Finishing and         Performed by vendor       Performed by customer
distribution
------------------    ----------------------    ------------------------------
Tax filing            Performed by vendor       Performed by customer or third
                                                party via file transfer of
                                                customer data
------------------    ----------------------    ------------------------------
Direct deposit        Performed by vendor       Performed by customer or third
                                                party via file transfer of
                                                customer data
------------------    ----------------------    ------------------------------


Kronos shall not use the Royalty Bearing Software to build a Payroll Service Bureau as it is defined in the above Payroll Service Bureau Matrix. In the event a Kronos Customer is using Kronos Royalty Bearing Software and wishes to outsource a portion of their payroll process to a Payroll Service Bureau, Kronos may partner with the Payroll Service Bureau to provide services to the Kronos customer.

The following table outlines the primary differences between a HR Service Bureau and HR software deployed in-house or in a Hosted Environment.

HR  Service Bureau Matrix

Attribute/Function    HR Service Bureau         In-house or Hosted Environment
------------------    ----------------------    ------------------------------
Customer licenses     No. Customer signs a      Yes
software              service agreement
------------------    ----------------------    ------------------------------
1 Database per        No. Typically multiple    Yes
company               companies in same DB
------------------    ----------------------    ------------------------------
Collect benefit       Performed by vendor       Performed by customer or third
changes and                                     party via file transfer of
distribute to                                   customer data
benefit providers
------------------    ----------------------    ------------------------------
Process employee      Performed by vendor       Performed by customer or third
and job candidate                               party via file transfer of
background checks                               customer data
------------------    ----------------------    ------------------------------

Kronos shall not use the Royalty Bearing Software to build an HR service bureau as it is defined in the above HR Service Bureau Matrix. In the event a Kronos Customer is using Kronos Royalty Bearing Software and wishes to outsource a portion of their HR process to a HR Service Bureau, Kronos may partner with the HR Service Bureau to provide services to the Kronos customer.

Additional Kronos Service Options

Kronos may purchase an existing Payroll or HR service bureau and then offer the Payroll or HR Service Bureau service directly to Kronos Customers so long as Kronos does not utilize or otherwise incorporate the Royalty Bearing Software to deliver that service.

Kronos may offer additional business process outsource services other than the HR or Payroll Service Bureaus. For example, a Kronos Customer who is using Royalty Bearing Software requests a compensation management service or a stock option administration service, Kronos may, in its sole discretion, elect to offer such services.

3.6 Escrow by Kronos; Transfers of Sublicenses. Kronos may, if so requested by a Kronos Customer, place a copy of the Software into escrow, provided that:

     (a) such Software may only be placed into escrow (i) if Kronos also places its own proprietary software into escrow and (ii) on the same terms and conditions as Kronos places its own proprietary software into escrow; and

     (b) in the event that either (i) for any reason, within five (5) years from the Effective Date, the Software is reasonably anticipated to be released from escrow or, (ii) for any reason, other than that Kronos ceases to do business, beyond five (5) years from the Effective Date, then Kronos shall (i) notify Best in writing no less than thirty (30) business days prior to such release, and
(ii) at Best's request, assign to Best, free of charge, all of its rights, duties and obligations under the applicable agreement with the applicable Kronos Customer so that Best may prevent the release of the Software from escrow.

3.7 License to End-User Version of the Software. Best hereby grants Kronos a license to use the Software, in object code form, for its own internal use, subject to the terms and conditions of the Abra Enterprise Software Product End-User License Agreement attached hereto as Schedule M.

4.   Title and Ownership; Use of Proprietary Notices.

4.1 Title and Ownership of Licensed Materials and Best Derivative Works. Title to and sole ownership of the Licensed Materials and of any Best Derivative Works, and all patent, trademark, copyright, trade secret and other rights of whatever kind or nature therein now or hereafter existing, shall at all times remain with Best and/or Best's lawful successors and assigns. Any and all rights in the Licensed Materials and in any Best Derivative Works not expressly granted to Kronos are hereby reserved to Best.

4.2  Title  and  Ownership  of  Kronos  Derivative  Works;   License  to  Kronos
     Derivative Works. In the event that Kronos develops or causes to be developed any Kronos Derivative Works, subject to Best's underlying proprietary rights, including, but not limited to, all patent, trademark, copyright, trade secret and other rights of whatever kind or nature therein now or hereafter existing in the Licensed Materials, title to and sole ownership of any new elements in such Kronos Derivative Works that have been added to the Software, including all patent, trademark, copyright, trade secret and other rights of whatever kind of nature therein now or hereafter existing, shall at all times remain with Kronos.

4.3 Proprietary Notices. Kronos shall ensure that (a) all copies of the Licensed Materials developed and/or provided by Best shall reproduce and include all copyright and other intellectual property rights notices embedded in such Licensed Materials in substantially the same locations as in the original Licensed Materials; and (b) all Kronos Derivative Works shall reproduce and include the intellectual property rights notices set forth in Schedule F in locations as directed by Best.

4.4 No Use of Trademarks. Notwithstanding the provisions of Section 4.2, neither party may use any trade name, trademark or service mark of the other party without the prior written consent of the other party. Kronos may request a single consent from Best for multiple forms of uses of Best trade names, trademarks or service marks within the United States (but not internationally) and, if Best grants such consent in writing, Kronos may continue such use without seeking further consent from Best, provided that such use remains consistent with the forms of use initially approved by Best. Kronos may not use any Best trade names, trademarks or service marks outside the United States without specific prior written consent from Best, which consent shall not be unreasonably withheld or delayed.

5.   Technology Delivery.

5.1 Technology Delivery Plan. The parties have developed a plan for delivering from Best to Kronos certain technology and information associated with the Software (such plan, the "Technology Delivery Plan"). The Technology Delivery Plan is attached hereto as Schedule G.

5.2 Milestones. Best shall deliver technology to Kronos according to the milestones set forth below. Kronos shall use its best efforts to assist Best as necessary to ensure that each of the following milestones are achieved within any timeline set forth for such milestone.

(a) Milestone I: The parties agree that the following sub-milestones will be completed by [**]:

     (i) Best shall provide Kronos with: (1) one master copy of the Software (as such Software exists as of the time of delivery) in source code and object code formats, and (2) one electronic and one hard copy of the Documentation related thereto (as such Documentation exists as of the time of delivery);

     (ii) Best shall successfully complete the Regression Test of the build of the original source code, as further described in the Technology Delivery Plan;

     (iii) Best shall make available assistance to Kronos to create and test the Kronos Initial Release as further described in the Technology Delivery Plan and

     (iv) Best shall make available initial training for Kronos' engineers on the design and implementation of the Software, as further described in the Technology Delivery Plan.

6.   Payments.

6.1 One-Time Payments. As payment for the technology delivery to Kronos under this Agreement, Kronos agrees to pay Best a non-refundable fee of [**] dollars ($[**]), as follows:

     (a) [**] dollars ($[**]) upon the execution of this Agreement;

     (b) [**] dollars ($[**]), paid as follows: (A) [**] Dollars ($[**]) upon the occurrence of the event described in 5. 2(a)(ii) herein; (B) [**] Dollars ($[**]) upon the occurrence of the event described in 5.2(a)(iii) herein; and
(C) [**] Dollars ($[**]) upon the occurrence of the event described in 5.2(a)(iv) herein, more specifically, upon the earlier of: (i) [**]; or (ii) the date of Kronos' consumption of [**] hours of Engineering and QA training and [**] hours of CLAD training; or (iii) the receipt by Best of written acceptance from Kronos that the actual amount of training hours consumed by Kronos, if less than the total training hours described in (ii) above, allows Best to meet this initial-training sub-Milestone; and

     (c) [**] dollars ($[**]) on [**] provided Best is in compliance with all of the terms and conditions of this Agreement.

6.2 Royalties . As payment for the license provided by Best hereunder, Kronos shall pay Best the one-time royalties set forth below upon the Sublicense of the Royalty Bearing Software by a Kronos Customer.

     (a) Royalties for [**] or fewer Employees:

     (i) For Kronos Customers that sublicense the Royalty Bearing Software and that have [**] or fewer Employees, the royalties are as follows:

         (1)      Year 1:  $[**] per Employee;

         (2)      Year 2:  $[**] per Employee;

         (3)      Year 3:  $[**] per Employee;

         (4)      Years 4-10:  $[**] per Employee; and

     (b) Royalties for more than [**] Employees:

     (i) For Kronos Customers that sublicense the Royalty Bearing Software and that have more than [**] Employees, the royalties are as follows:

         (1)      Years 1-3:  $ [**] per Employee;

         (2)      Years 4-10:  $ [**] per Employee; and

     (c) Kronos  shall pay the  royalties  described in  subsections  (a)(i) and
(b)(i) until Kronos has paid Best a total of $[**] in royalties and/or maintenance and support fees as described in Section 9.1,in addition to, and independent and exclusive of, the $[**] technology delivery fee described in
Section 6.1. Thereafter, for the Term of this Agreement Kronos shall pay Best only the royalties described in subsection (a)(i) for Kronos Customers that sublicense the Royalty Bearing Software and that have [**] or fewer Employees.

     (d) Kronos shall pay the royalties and maintenance and support fees described in subsection (c) until Kronos has paid Best a total of $[**] in royalties and/or maintenance and support fees as described in Section 9.1, in addition to, and independent and exclusive of, the $[**] technology delivery fee described in Section 6.1. Thereafter, and for the Term of this Agreement, Kronos shall pay Best a one-time royalty of $[**] per Employee for Kronos Customers that Sublicense the Royalty Bearing Software and that have [**] or fewer Employees.

     (e) The royalty obligations set forth herein shall continue until the [**] anniversary of the Effective Date, after which time Kronos shall discontinue paying Best all royalties. After the [**] anniversary of the Effective Date, Kronos shall have a royalty free, nonexclusive, worldwide, nontransferable and perpetual license to reproduce, market, Sublicense and distribute the software and to create Kronos Derivative Works of the Software. After the [**] anniversary of the Effective Date, Kronos shall also have the unlimited, unrestricted right to use Software and/or Derivative Works to provide Hosted and/or Service Bureau services.

6.3 Deployments of Fewer Than [**] Employees. In the event that a Kronos Customer sublicenses Royalty Bearing Software and has more than [**] Employees, but chooses to deploy or utilize the Royalty Bearing Software in smaller increments at that Kronos Customer's various locations, the royalty shall be paid using the more than [**] Employee rate as described in
     Section 6.2(b)-(d).

6.4 Licenses by Tier. If Kronos Sublicenses the Royalty Bearing Software by tier then, for Kronos Customers with more than [**] actual Employees, Kronos shall pay Best on the next highest tier level to a Kronos Customer's actual Employee count. For example, if a Kronos Customer has [**] Employees and the nearest tier that Kronos Sublicenses is [**] Employees, Kronos shall pay Best based on the [**] Employee count and the Kronos Customer may utilize the Software for up to [**] Employees.

6.5 Additional Sublicense Sales. In the event a Kronos Customer initially purchases Sublicenses for fewer than [**] Employees and then the same Kronos Customer subsequently purchases additional Sublicenses for additional Employees which raises the total Employee count for that Customer to greater than [**] Employees, then Kronos shall pay Best royalty payments at the "[**] or Fewer Employee" rates for [**] employees and at the "Greater Than [**] Employee" rates for the number of employees over [**] and shall so itemize any such payments in the quarterly Royalty Report. For example

                       Employee Count                 Pay Rate
                 -------------------------    --------------------------
                            [**]              "[**] or fewer" rate for
                                                   [**] employees
                 -------------------------    --------------------------
                       Additional [**]        "[**] or fewer" rate for
                                                   [**] employees
                                                         and
                                              "Greater than [**]" rate
                                                 for [**] employees
                 -------------------------    --------------------------


6.6 Royalty Credits. In the event (i) Kronos accepts the cancellation of any Sublicense and return of the Software from any Kronos customer for which Kronos has paid royalties, or (ii) writes off a bad debt for any nonpayment of a Sublicense for which Kronos has paid royalties within six (6) months from the date of such Sublicense then Kronos may apply any such amounts paid or written off as a credit against future royalties owed to Best and Kronos shall reflect such specific information in the quarterly Royalty Report. In the event that Kronos discovers that it made an overpayment during a previous Quarter, it may adjust such overpayment in a subsequent Quarter, adequately documenting such so that an auditor can understand the reason for such credit. In the event that Kronos does not receive payment from a customer and has to write-off the receivable Kronos gets credit for any associated royalties paid against future royalties owed.

6.7 Minimum Royalty Payments. Kronos shall pay Best minimum royalties of $[**] over a [**]-Year period beginning on the commencement of Year One. The first annual minimum royalty payment shall be due on the last day of Year One. Subsequent payments shall be due on the last day of each Year thereafter, during the remainder of the [**] year period. If royalties paid to Best in any Year set forth below are less than the respective amount specified below, Kronos shall pay Best the difference between the actual royalties paid to Best in the applicable Year and the minimum payments specified below:

         [**]

6.8 Hosted Environments. Kronos may offer Royalty Bearing Software directly to Kronos Customers in a Hosted Environment. Kronos may also permit a Kronos Reseller to offer Royalty Bearing Software to its customers in a Hosted Environment so long as the Hosted Environment is provided to the Kronos Reseller's customer by Kronos.

After a Year where [**]% or more of the total employees licensed in such Year are licensed Royalty Bearing Software in a Hosted Environment, Best at its discretion, may elect to forego the one-time license fees defined in Section 6.2 and receive from Kronos the following fees on any new Hosted Environment Royalty Bearing Software sales: (i) For Kronos Customers purchasing Hosted Environment Royalty Bearing Software with [**] or fewer employees, Kronos shall pay Best a royalty of [**]% of the total Net Hosting Fee it receives from Kronos Customer's on a monthly basis, exclusive of any one time professional service fees; and
(ii) For Kronos Customers purchasing Hosted Environment Royalty Bearing Software with greater than [**] employees, Kronos shall pay Best a royalty of [**]% of the total Net Hosting Fee it receives from Kronos Customer's on a monthly basis, exclusive of any one time professional service fees.

In those cases when a Kronos Customer deploys both Royalty Bearing Software and Kronos products in a Hosted Environment, the following formula will be used to determine the percentage of the Net Hosting Fee due Best on a monthly basis:

a. Kronos will give Best notice of its established competitive retail hosting fee for (i) Royalty Bearing Software and (ii) other Kronos products that will be sold in a Hosted Environment.

b. The retail hosting fee for the Royalty Bearing Software will be divided by the sum of the all retail hosting fees on the customer order.

c. The total of all Net Hosting Fees on the order, will be multiplied by the percentage calculated in section (b) above.

d. For Kronos Customers with [**] or fewer employees, Kronos shall pay Best a royalty of [**]% of the dollar value calculated in Section (c) above that Kronos receives from Kronos Customers on a monthly basis, exclusive of any one time professional service fees; and for Kronos Customers purchasing Royalty Bearing Software with greater than [**] employees, Kronos shall pay Best a royalty of [**]% of the dollar value calculated in Section (c) above that Kronos receives from Kronos Customers on a monthly basis, exclusive of any one time professional service fees.


EXAMPLE:

a. The total Retail Hosting Fee for the products sold is $[**] per employee per month broken down as follows:

                  Royalty Bearing Software                    $[**]

                  Kronos time and attendance software         $[**]

                  Kronos scheduling software                  $[**]


b.   $[**] divided by $[**] equals [**] or [**]%.

c. The total Net Hosting Fee for the products sold is $[**] per employee. $[**] x [**] equals $[**] per employee.

d. For a customer with [**] employees or less, the royalty owed Best is $[**] x [**], or $[**] per employee. For a customer with greater than [**] employees, the royalty owed Best is $[**] x [**] or $[**] per employee.

6.9 Payment Procedures and Reports. All payments due to Best under this Agreement, other than the minimum royalty payments described in Section 6.7, shall be made by Kronos to Best within thirty (30) days from the end of each Quarter. Kronos shall make any required minimum royalty payments within thirty (30) days from the end of the Quarter in which the applicable Year ends. With respect to each Kronos Customer, Kronos shall pay the above-referenced royalties in full at the end of the Quarter in which the Kronos Customer Sublicensed the Royalty Bearing Software. Simultaneously with such payment, Kronos shall provide Best with a written report, substantially in the form of Schedule H, which shall show the quantity of Royalty Bearing Software Sublicensed during the previous Quarter broken down by: (a) royalties due to Best for Kronos Customers that Sublicensed Royalty Bearing Software for [**] or less Employees, and (b) royalties for Kronos Customers that Sublicensed Royalty Bearing Software for greater than [**] Employees. Such reports shall include such information as is reasonably necessary or desirable for Best to verify the accuracy of the information contained therein and the amount of the payment to Best accompanying such report. The one-time payments totaling [**] dollars ($[**]) described in Section 6.1 and all required minimum royalty payments described in Section 6.7 made by Kronos under this Agreement shall be made by means of a wire transfer of immediately available funds to an account specified in writing by Best such that such funds are deposited in such account on or before the date due. All other payments may be made by means of check disbursement drawn from funds in a US commercial bank.

6.10 Late Payments. Time of payment is of the essence under this Agreement. All amounts owed hereunder that are not paid when due and payable will bear interest from the date such amounts are due and payable at the lesser of
     (a) 1.5 percent (1.5%) per month or (b) the maximum allowable rate of interest permitted by law for transactions between sophisticated commercial parties.

6.11 Taxes. As between Best and Kronos, Kronos shall, in addition to the payments required hereunder, be responsible for all sales, use, value added, transfer or other taxes, duties or other governmental charges, whether national, state or local, however designated, which are levied or imposed by reason of the transaction contemplated hereby; excluding, however, income taxes on profits which may be levied against Best. Kronos shall reimburse Best for the amount of any such taxes paid or accrued by Best as a result of this transaction.

6.12 Payment Disputes.

(a) Any good faith dispute over the proper amount of a payment of the royalties described in Section 6.2 shall be resolved in accordance with the provisions of this Agreement. During the pendency of any such dispute, in order to avoid a Default under this Agreement pursuant to Section 16.2, the party making such payment may deposit the amount of such payment that is in dispute with mutually agreed escrow agent. Any escrow fees shall be paid by the party depositing the disputed amount.

(b) The escrow agent shall be instructed to release the disputed payment as follows:

          (i) If either party believes that the dispute over the payment has been resolved, such party may provide to the escrow agent written notice of such resolution and a request for the release of the disputed payment to the proper parties in accordance with such resolution. Upon receipt of such notice, the escrow agent shall provide a copy of the notice to the other party by overnight mail.

          (ii) From the date the escrow agent mails the copy of the forgoing notice to the other party, such party shall have ten (10) business days to deliver to the escrow agent a written representation by such party that the dispute over the payment amount has not been resolved. Upon receipt of such representation, the escrow agent shall send a copy to the first party by overnight mail.

          (iii) If the escrow agent receives a representation in accordance with subsection (ii), the escrow agent shall continue to hold the disputed payment amount pending (1) joint instructions from the parties to release the disputed payment, (2) instructions from an arbitration panel convened pursuant to Section 17.1, or (3) order of a court.

          (iv) If the escrow agent does not receive a representation in accordance with subsection (ii), the escrow agent shall release the disputed payment amount to the first party per the first party's instructions.

7.   Audit Procedures.

7.1 Audit. Kronos agrees to keep and maintain, for a period of two (2) years after the end of the Year to which they pertain, complete and accurate records of the Royalty Bearing Software Sublicensed by Kronos, including the names of Kronos Customers and the numbers of Employees of such Kronos Customers, in order to calculate and confirm the royalties required to be paid by Kronos. Upon ten (10) business days' prior notice, Best shall have the right, exercisable not more than once every twelve (12) months, to appoint an independent accounting firm, reasonably acceptable to Kronos, at Best's expense (except as otherwise provided herein), to examine such books, records and accounts during Kronos' normal business hours to verify the royalties due from Kronos to Best under Section 6 above. Although Best may propose any accountant for Kronos' acceptance pursuant to this Section, the accounting firms set forth on Schedule L shall be deemed acceptable to Kronos throughout the Term. In the event such audit discloses an underpayment or overpayment of royalties by Kronos hereunder, then (a) the appropriate party will promptly remit the amounts due to the other party;
     (b) if such audit discloses an underpayment by an amount greater than five per cent (5%) of the proper amount owed for a Quarter, then Kronos shall reimburse Best for the costs associated with such audit; and (c) if such audit discloses an overpayment of any amount then Best shall pay the cost the audit and shall credit Kronos the amount of the overpayment.

8.   Warranties and Representations.

8.1 Best Warranties. Best warrants to Kronos that the media on which Best provides the Software will be free from defects in materials and workmanship and that the Software as delivered on the delivery date performs substantially in accordance with the accompanying Documentation. Additionally, Best represents and warrants that:

(a) it has sufficient rights in the Software to grant to Kronos the license granted under this Agreement;

(b) to its knowledge, there are no pending claims based on infringement of a patent, copyright or other proprietary right or improper use or misappropriation of a trade secret asserted against Best with respect to the Software that would restrict Kronos' rights to use the Software as permitted under this Agreement; and

(c) it has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder.

8.2 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 8.1, THE LICENSED MATERIALS AND MEDIA ARE PROVIDED ON AN "AS IS" BASIS. BEST SHALL NOT BE DEEMED TO HAVE MADE, AND BEST HEREBY EXPRESSLY DISCLAIMS, ANY GUARANTEE, WARRANTY (WHETHER ARISING UNDER STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE) OR REPRESENTATION OF ANY KIND, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING, WITHOUT LIMITATION, AS TO
     THE: (a) CONDITION; (b) DESIGN; (c) OPERATION; (d) PERFORMANCE; (e) RELIABILITY OF THE RESULTS GENERATED OR OUTPUT; (f) MERCHANTABILITY; AND(g) FITNESS FOR A PARTICULAR PURPOSE OR INTENDED USE, OF THE LICENSED MATERIALS, MEDIA, DERIVATIVE WORKS OR OTHERWISE. BEST DOES NOT WARRANT THAT USE BY KRONOS, ANY KRONOS CUSTOMER, ANY KRONOS RESELLER OR ANY OTHER THIRD PARTY OF THE LICENSED MATERIALS OR MEDIA PROVIDED UNDER THIS AGREEMENT WILL BE UNINTERRUPTED OR ERROR-FREE. THIS DISCLAIMER OF WARRANTY CONSTITUTES AN ESSENTIAL PART OF THIS AGREEMENT.

8.3 Kronos Warranties. Kronos represents and warrants that it has the full corporate right, power and authority to enter into this Agreement and to execute, deliver and perform its duties and obligations under this Agreement. Kronos represents and warrants that all use of the Licensed Materials shall be performed by technically competent and qualified personnel and shall be performed in accordance with generally accepted professional standards associated with the industry, profession and/or discipline involved.


8.4 Mutual Representations and Warranties. Each party to this Agreement represents and warrants to the other party that: (a) its execution of this Agreement and performance of its obligations hereunder do not and will not violate any agreement to which it is a party or by which it is bound; and
     (b) when executed and delivered, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

9.   Best's Support Obligations.

9.1 Best's Support Obligations. Best shall make available to Kronos the maintenance and support services set forth in the renewable maintenance and support services agreement in Schedule I, which Kronos may utilize at its sole discretion for twelve (12) months from the Effective Support Date as identified in Schedule I. Thereafter, at Kronos' option, Kronos may elect to purchase support and maintenance services from Best for an annual fee of [**] dollars ($[**]) and by executing a copy of the Support and Maintenance Agreement attached hereto as part of Schedule I. In the event that Best discontinues the availability of annual contractual support and maintenance services in the future, Best shall give Kronos at least [**] months advance notice. Notwithstanding the above, Best shall not discontinue the availability of annual contractual maintenance and support service before April 1, 2004.


9.2 Support for Kronos Derivative Works. Notwithstanding anything in this Agreement to the contrary, Best shall have no obligation to provide any support or maintenance services for any Kronos Derivative Works.

9.3 Telephone Support. During the first nine months from the Effective Date of this Agreement, Best shall provide the following telephone support or an equivalent thereof to Kronos in the manner in which it is currently provided to Best's customers. Best shall provide such telephone support in the manner in which the parties mutually agree that such support is relevant to the Software.

          Best shall provide up to 1200 hours of backup beyond Level 1support as required by Kronos, Monday through Friday, except Best holidays, between the hours of 8:00 a.m. and 8:00 p.m., Eastern Standard Time. Per mutual agreement, both parties will continue to work off-hours and provide support as needed during critical situations.

           Level                                   Level Definition
---------------------------------   --------------------------------------------
Level I Support (Generalist)        Responsible for interfacing with
                                    Kronos Customer and triaging problems.
                                    This level responsible for resolving basic
                                    operation and configuration inquiries.
                                    Level I engineers are generalists.
---------------------------------   --------------------------------------------
Level II Support (Specialist)       This level responsible for resolving issues,
                                    which cannot be resolved by Level I.
                                    Level II engineers are specialists.
---------------------------------   --------------------------------------------
Level III Support (Kronos           Level III responsible for resolving issues,
Engineering Org.)                   which can be resolved by Level II.  If Level
                                    III cannot resolve the problem they are
                                    responsible for data gathering and fault replication prior to escalation to Kronos engineering organization. Level III will also track and age all escalations to engineering and manage Kronos Customers during this period and will use best efforts to resolve internally before contacting Best engineering organization.

---------------------------------   --------------------------------------------


9.4 Mentoring Support. Best shall provide the following mentoring support upon request by Kronos:

Support:

o Kronos may send six (6) support personnel (two (2) at a time)during the first nine (9) months from the Effective Date to Best support center for in-house mentoring up to 27 weeks. While on-site Kronos support personnel will, under the tutelage of Best support engineers, answer in-bound support calls from Best customers.

o Kronos agrees to fund all T&E, using Kronos travel policy, for Best support engineers in the event they are on-site at the Kronos Global Support facility.

Sales and Marketing

The following information to be provided to Kronos within sixty (60) days of the Effective Date.

o    Overview of the HR/Payroll market.
o    Overview of the marketing and sales processes that Best Software used.
o Information on competitors: positioning, pricing, customer base, strengths and weaknesses, value proposition of Best product versus the competitors, etc.
o    Guidance on messaging
o    Information on in-house solutions versus outsourced solutions.
o Guidance on where to prospect for personnel, lists of head hunters, and hints on interviewing for Application Engineers.
o Guidance on messaging: outsourcing versus in house; Do you usually lead with HR, with Payroll, or with a message about an integrated solution?
o All of the above to be delivered in presentations or calls which can be recorded for re-use and on-going training.
o Conduct remote demo (2 hour session) for Chelmsford-based Kronos employees. Due to the large number of employees that will want to see this demo, conduct 2-3 sessions within thirty (30) days of Effective Date.

9.5 Training. Scheduling of the training sessions will be determined by mutual agreement of Kronos and Best at a later date. Best shall provide technical, functional and sales training.

Technical & Implementation Training (3 sessions allowing up to 15 participants per session. Each standard session will provide [**] hours of course time.)

Product Overview
o    Product Features
o    System Architecture
o    Terminology
o    Navigation
o    Point-In-Time
o    Employee & Manager Roles

HR/Payroll Setup
o    Organizations
o    Code Tables & Code Grouping
o    Positions
o    Job Codes
o    Pay Grades
o    Benefits
o    Attendance
o    Payroll Setup
o    Compensations
o    Deductions
o    Taxes
o    G/L Setup
o    Security
o    Other

Basic Employee Information
o    Key Employee Information & Actions

HR/Payroll Processing
o    HR Actions
o    Payroll Actions
o    Reports
o    Payroll Processing
o    Time Entry
o    Calculating Trial Payroll
o    Payroll Balancing
o    Finalizing Payroll
o    Printing Checks & Advices
o    Creating ACH Files
o    Exporting to G/L
o    Quarterly Processing
o    Year-End Processing

Employee & Manager Roles
o    Overview
o    Parameter File Structure
o    Managing Roles
o    Roles Navigation
o    Roles Processes

Open Enrollment & Life Events
o    Plan Setup
o    Implementation
o    Verification

Implementation Methodology
o    HR Only
o    HR & Payroll
o    Payroll Only

Launch Tools
o    Overview
o    Importing & Exporting
o    Creating Organizations and Positions
o    Data Validation Processes
o    Accumulator Conversions

Link Builder
o    Setup & Customization
o    Implementation

Functional/End User Training (3 sessions allowing up to 15 participants per session. Each standard session will provide [**] hours of course time.)

Product Overview
o    Product Features
o    System Architecture
o    Terminology
o    Navigation
o    Point-In-Time
o    Employee & Manager Roles

HR/Payroll Setup
o    Organizations
o    Code Tables & Code Grouping
o    Positions
o    Job Codes
o    Pay Grades
o    Benefits
o    Attendance
o    Payroll Setup
o    Compensations
o    Deductions
o    Taxes
o    G/L Setup
o    Security
o    Other

Basic Employee Information
o    Key Employee Information & Actions

HR/Payroll Processing
o    HR Actions
o    Payroll Actions
o    Reports
o    Payroll Processing
o    Time Entry
o    Calculating Trial Payroll
o    Payroll Balancing
o    Finalizing Payroll
o    Printing Checks & Advices
o    Creating ACH Files
o    Exporting to G/L
o    Quarterly Processing
o    Year-End Processing

Employee & Manager Roles
o    Overview
o    Parameter File Structure
o    Managing Roles
o    Roles Navigation
o    Roles Processes

Open Enrollment & Life Events
o    Plan Setup
o    Implementation
o    Verification

Sales (3 sessions allowing up to 15 participants per session. Each standard session will provide [**] hours of course time.)

o    Abra Enterprise Sales Cycle
o    Review of sales tools
o    Product and technology overview
o    How to demo - Roles
o    How to demo -HR & Payroll admin
o    Needs analysis
o    Product positioning
o    Competitive landscape
o    Sample needs analysis exercise
o    Needs analysis role playing
o    Positioning Professional Services

Kronos agrees to fund all T&E for Best trainers while on-site at a Kronos teaching facility.

9.6 Tax updates support. Best will provide up to [**] hours of engineering or training necessary to support the successful integration and delivery of the 2002 year end tax updates. This is anticipated by the parties to be completed by February, 2003.

10.  Transition Teams.

10.1 Appointment  of  Transition  Team.   The  parties  shall  appoint qualified
     personnel from their management, engineering and sales staffs to a transition team.

10.2 Duties of Transition Team. The duties of the transition team appointed pursuant to Section 11.1 are set forth on Schedule K.

11.  Implementation Assistance.

11.1 Implementations:

o Best shall designate implementation personnel with qualifications and responsibilities comparable to those described herein for the Kronos Project Manager, Application Consultant, Technology Consultant and Trainer. These individuals will be used to educate their Kronos counterparts on all aspects of implementing a Best solution. This education shall include the use of documentation, sizing tools, implementation methodologies, application installation, application configuration and checklists.


         Level                          Kronos Level Definition
------------------------   -----------------------------------------------------
Project Manager            The Project manager is responsible for managing all
                           assigned Kronos implementations including complex
                           projects involving multiple locations and or
                           departments in hardware/software, multi-vendor,
                           multi protocol environments.  This position is the
                           focal point for all communications with the customer
                           for Kronos, on their assigned accounts, through the
                           implementation process and will efficiently project
                           manage the customer and internal Kronos resources to
                           meet the established implementation milestones and
                           targeted completion dates.
------------------------   -----------------------------------------------------
Application Consultant     The Application Consultant provides the process
                           knowledge and related Kronos product knowledge to
                           successfully implement a wide array of Kronos core
                           applications and ancillary modules in the customer
                           environment.  The AC works in conjunction with the
                           Project manager.  The AC acts as an application
                           architect on complex line of business applications
                           and leads the trouble shooting effort on our most
                           complex system problems.
------------------------   -----------------------------------------------------
Technology Consultant      The Technology Consultant provides in-depth
                           technical pre and post-sales support to the Abra
                           Enterprise and Regional Service organizations on an
                           Area-wide basis.  The TC is knowledgeable at the
                           system level and is capable of interfacing with
                           senior MIS staff on major accounts.  The TC will
                           work with the local Regional personnel (PM & AC),
                           providing the technical expertise necessary to
                           maintain customer satisfaction in the larger, more
                           technically complex situations within each area.  In
                           addition, the TC will understand, implement, and
                           support all technology manufacturers that distribute
                           their product through Kronos.
------------------------   -----------------------------------------------------
Trainer                    The Trainer is responsible for the development and
                           delivery of training on products for customer's and
                           internal service readiness.
------------------------   -----------------------------------------------------

o    Best shall  provide to Kronos the  implementation  assistance  set forth on
     Schedule I for up to the first six Kronos Customer implementations, but not to exceed an aggregate total of [**] hours. The application variants shall be HR only, HR with Payroll and HR with ESS Link implementations. The parties shall use commercially reasonable best efforts to ensure the most efficient and cost-effective use of implementation resources. In the event that Kronos requires implementation assistance from Best beyond the [**] hours, Best shall make such assistance available on a time and materials basis at the rates set forth in Schedule J.

o Kronos may apply the total number of implementation hours at its discretion, however, all hours must be applied within [**] months from the Effective Date. Best implementation personnel will play the lead role, as requested by Kronos, for any initial implementations that are selected by Kronos for each of the application variants.

o Kronos agrees to fund all T&E for Best implementation personnel who are working on-site at a customer location within Kronos travel guidelines


12.  Non Solicitation.

12.1 Non-Solicitation. The parties agree that they shall not, directly or indirectly, solicit each other's employees during the Term. This shall not prohibit either party, however, from hiring an employee of the other party who has responded to a general solicitation or public advertisement (i.e. internet, employment agency, newspaper or trade journal) for employment.

13.  Press Releases.

13.1 Press Releases. Each of Best and Kronos shall forward to the other party, no less than 48 hours prior to the issuance of any press announcement or other public relations ("PR") relating to the relationship of the parties or relating to the other Party's name, logos, trademarks, copyrights, trade secrets or any other proprietary or intellectual property rights, a draft of such PR. Any PR that mentions the other party, or in any way relates to the relationship or any activity between the parties, must be approved in writing by both parties before public or industry dissemination.

14.  Indemnification.

14.1 Intellectual Property Indemnification by Best.

(a) Best agrees to indemnify and hold harmless Kronos, its affiliates, and their respective officers, directors, employees, consultants, attorneys and agents, from and against any and all claims, costs, fees and expenses (including reasonable attorneys' fees) arising out of any claim that the Licensed Materials, excluding any Kronos Derivative Work, as delivered to Kronos on the Delivery Date, infringe any United States copyright, patent or other intellectual property right of a third party, provided that Best is given prompt written notice of any such claim and has sole control over the investigation, preparation, defense and settlement of such claim, and further provided that Kronos reasonably cooperates with Best in connection with the foregoing and provides Best with all information in Kronos' possession related to such claim and any further assistance reasonably requested by Best. Kronos may, at its expense and in its discretion, participate in the defense of such claim using its own counsel. Best shall have no obligation to indemnify Kronos or any of the foregoing parties to the extent any such claim is based on any Kronos Derivative Work.

(b) Should any or all of the Licensed Materials subject to the foregoing indemnity become, or in Best's reasonable opinion be likely to become, the subject of any injunction contained in a final non appealable order of a court of competent jurisdiction, Best shall procure for Kronos the right to continue to use the affected Licensed Materials as contemplated hereunder or replace or modify the Licensed Materials to make their use non-infringing.

14.2 Intellectual Property Indemnification by Kronos. Kronos agrees to indemnify and hold harmless Best, its parent and affiliates, and their respective officers, directors, employees, consultants, attorneys and agents, from and against any and all claims, costs, fees and expenses (including reasonable attorneys' fees) arising out of any claim that any Kronos Derivative Work infringes any United States copyright, patent or other intellectual property right of a third party, provided that Kronos is given prompt written notice of any such claim and has sole control over the investigation, preparation, defense and settlement of such claim, and further provided that Best reasonably cooperates with Kronos in connection with the foregoing and provides Kronos with all information in Best's possession related to such claim and any further assistance reasonably requested by Kronos. Best may, at its expense and in its discretion, participate in the defense of such claim using its own counsel.

14.3 Additional Indemnity. Kronos agrees to indemnify, save and hold harmless Best, its parent and affiliates, and their respective officers, directors, employees, consultants, attorneys and agents, from and against any and all claims, costs, fees and expenses (including reasonable attorneys' fees) arising out of Kronos' gross negligence, willful misconduct or failure to comply with the terms and conditions of the licenses granted hereunder, including, without limitation, (a) the use or disclosure of, or grant of access to, the Software other than as permitted by this Agreement, and (b) the use of any Best trade name, trademark or service mark without Best's prior written consent.

14.4 Additional Indemnity. Best agrees to indemnify, save and hold harmless Kronos from and against claims arising out of material defects in any specific tax updates provided that, prior to any claim, (a) Kronos had incorporated a Best-approved Disclaimer of Warranty specifically relating to tax updates into Kronos' license agreement for the Complainant Customer and/or Complainant Reseller; (b) said disclaimer was rendered as void or invalid by a court of competent jurisdiction in which any said claim was filed; and (c) Kronos provided sufficient documented evidence to Best's reasonable satisfaction that the material defect in the tax update sublicensed by Kronos from which the customer's claim at issue arose also appeared in the corresponding source tax update originally provided by Best to Kronos.

15.  Term; Termination; Rights Upon Expiration or Termination.

15.1 Term. The term of this Agreement (the "Term") shall begin on the Effective Date and shall continue for ten (10) years or until sooner terminated as described herein.

15.2 Termination. This Agreement may be terminated upon written notice by either party upon the occurrence of a Default (as defined below) by the other party.

(a) A party shall have committed a Default under this Agreement upon the occurrence of any of the following events:

(i) breach of the obligation to pay any sum of money due hereunder, which breach has not been cured within ten (10) days after the breaching party has received written notice thereof from the non-breaching party, provided, however, that with respect to payments of the royalties or maintenance and support fees described in Section 6.2, in the event that such unpaid amounts are the subject of a good faith dispute, a Default shall not be deemed to have occurred for so long as the party withholding such monies has deposited the amount of payment in dispute with a mutually agreed upon escrow agent as set forth in Section 6.9;

(ii) any material breach of its representations, warranties or covenants contained herein or any material breach of its other obligations hereunder, which breach has not been cured within thirty (30) days after the breaching party has received written notice thereof from the non-breaching party; or

(iii)the party (1) ceases business in the ordinary course, (2) files a voluntary petition for bankruptcy, (3) has an involuntary petition for bankruptcy filed against it that is not dismissed within sixty (60) days of filing, (3) makes an assignment for the benefit of its creditors, or (4) any substantial portion of the party's property is subjected to any levy, seizure, assignment, application or sale for or by any creditor or governmental agency, which proceeding, levy, seizure, assignment or application or sale is not dismissed within sixty (60) days.

15.3 Notice of Termination. Upon the occurrence of a Default, the non-defaulting party that desires to terminate the Agreement shall provide the other party with a written notice of termination setting forth the nature of any such Default. Any such notice shall become effective on the date thereof.

15.4 Termination of Licenses. If this Agreement is terminated as a result of a breach by Kronos, then:

(a) (i) Kronos may not grant any additional Sublicenses for Royalty Bearing Software but may continue to provide maintenance and support for the Royalty Bearing Software to existing Kronos Customers to whom Kronos is contractually obligated to provide maintenance and support services. Kronos shall be entitled to retain a sufficient number of copies of the Royalty Bearing Software to enable it to provide such maintenance and support services. Kronos shall promptly provide to Best all other copies of the Licensed Materials in its possession or shall destroy all copies of such Licensed Materials and shall provide to Best written certification of such destruction.

15.5 Continuation of Sublicenses. Upon the termination of this Agreement for any reason other than a breach by Kronos, such termination shall not terminate or diminish the right of Kronos Customers to continue to use the Royalty Bearing Software under Sublicenses validly issued during the Term.
     Additionally, upon such termination, Kronos shall have a, nonexclusive, worldwide, nontransferable and perpetual license to reproduce, market, Sublicense and distribute the Software and to create Kronos Derivative Works of the Software. Kronos' obligation to pay royalties to Best under the terms of this Agreement shall continue through the [**] anniversary of the Effective Date. Kronos shall also have the right to use Software and/or Derivative Works to provide Hosted and/or Service Bureau services.

15.6 Survival. Notwithstanding the termination or expiration of this Agreement for any reason, the rights and duties of the parties under Sections [1-4, 6 (for any payments outstanding as of the date of such termination or expiration) 7, 8.1, 8.4, and 15-21] of this Agreement shall survive such termination or expiration and remain in full force and effect.

16.  Confidential Information

16.1 Confidential Information. Best and Kronos recognize that, in the performance of this Agreement, employees of Best and Kronos may learn of or be exposed to trade secrets or other confidential information, including, without limitation, the source code for the Software and all information concerning the business, operations or customers of Best or Kronos, whether designated as confidential or proprietary or not so designated (collectively "Confidential Information"), which are the property of Best or Kronos, respectively. The term "Confidential Information" shall not include any information that: (a) is in or becomes part of the public domain other than by disclosure by Kronos or Best in violation of this Agreement, (b) is demonstrably known to Kronos or Best previously, (c) is independently developed by Kronos or Best without use of Confidential Information of the other party, or (d) is rightfully obtained by Kronos or Best from third parties

16.2 Obligation to Maintain Confidentiality. Each of Kronos and Best shall (a) use the same degree of care in handling the other party's Confidential Information as it uses with regard to its own proprietary and/or confidential information in order to prevent the disclosure thereof, and
     (b) disclose the Confidential Information only to such employees and consultants as have a need to know such information, and such employees and consultants will be cautioned that such information is confidential. In addition, each of Kronos and Best agree to obtain signed confidentiality agreements from any third parties hired or otherwise engaged by it in connection with this Agreement prior to allowing access to any Confidential Information and to deliver copies of the same to the other upon request. Each party will cause its employees to be bound by the obligation of confidentiality contained herein.

16.3 Required Disclosures. In the event that Best or Kronos is requested or required by law, regulation, supervisory authority or other applicable judicial or governmental order to disclose any Confidential Information of the other party, Best or Kronos will provide the other party with prompt written notice of such request or requirement so that the other party may seek an appropriate protective order. If, failing the entry of a protective order, Best or Kronos is, in the opinion of its counsel, compelled to disclose such Confidential Information, it may disclose only that portion of the Confidential Information that its counsel advises it is compelled to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to that portion of the Confidential Information that is being disclosed.

17.  Limitation of Liability.

17.1 Limitation of Liability. EXCEPT FOR (a) CLAIMS INVOLVING THE UNAUTHORIZED USE OR DISCLOSURE OF, OR PROVISION OF ACCESS TO, THE SOFTWARE BY KRONOS OTHER THAN AS PERMITTED UNDER THIS AGREEMENT, AND (b) CLAIMS ARISING PURSUANT TO THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTIONS 15.1(a) OR 15.2, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS, OTHER ECONOMIC LOSS, OR FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR OTHER INDIRECT DAMAGES OF ANY KIND OR NATURE, FOR ANY REASON, INCLUDING WITHOUT LIMITATION THE BREACH OF THIS AGREEMENT OR ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF SUCH DAMAGES. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL BEST'S OBLIGATIONS OR LIABILITY TO KRONOS UNDER THIS AGREEMENT OR OTHERWISE EXCEED, IN THE AGGREGATE, THE ROYALTIES PAID TO BEST BY KRONOS FOR THE YEAR (AS DEFINED HEREIN) PRECEDING THE DATE THAT BEST RECEIVES NOTICE FROM KRONOS OF A CLAIM.

18.  Arbitration.

18.1 Arbitration. All claims, demands, disputes, controversies, differences or misunderstandings between the parties hereto arising out of or by virtue of this Agreement, upon the failure of good faith negotiation, shall be submitted to mediation and, upon failure to reach resolution thereunder, any unresolved disputes between the parties relating to this Agreement shall be determined by arbitration in Reston, Virginia if initiated by Kronos or Boston, Massachusetts if initiated by Best. If the parties are unable to agree on an arbitrator within ten (10) business days after any party shall have given written notice to the other that it desires to submit any issue to arbitration, then the American Arbitration Association may be designated by any party to appoint one (1) arbitrator and to arbitrate the matter under its rules. If, within ten (10) business days after any party shall have given written notice to the other that it desires to submit any issue to arbitration, either party expresses a desire to have such arbitration conducted by a panel of three (3) arbitrators, then the arbitration shall be conducted by a three (3)-member panel comprised of one (1) arbitrator from each party, and one (1) arbitrator jointly selected by the parties' arbitrators. The award of the arbitrator or arbitration panel shall be made in writing, shall be within the scope of this Agreement, shall not change any of its terms or conditions, shall be binding and conclusive on the parties, and shall include a finding for the payment of costs of the arbitration proceeding, including an award of reasonable attorneys' fees to the prevailing party. It is further agreed that judgment of a court having jurisdiction may be entered upon the award of the arbitrator or arbitration panel.

18.2 Access to the Names of Kronos Customers. In the event that the parties commence an arbitration proceeding, Kronos shall release to Best the names of then-current and past Kronos Customers and the numbers of Employees of such Kronos Customers.

19.  General Provisions.

19.1 Force Majeure. Neither party will be liable for any failure to perform any obligation (other than payment obligations) hereunder, or from any delay in the performance thereof, due to causes beyond its control, including industrial disputes of whatever nature, acts of God, public enemy, acts of government, failure of telecommunications or other casualty.

19.2 Non-Waiver. Failure of either party to assert any of its rights on any one occasion under this Agreement shall in no way be construed as a waiver of such rights on any other occasion nor shall a waiver of any right of either party constitute or be deemed a waiver of any other right.

19.3 Amendment. The terms of this Agreement may be amended only by a written instrument signed on behalf of both parties.

19.4 Severability. If any provision of this Agreement shall be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby.

19.5 Governing Law. The terms of this Agreement and any disputes arising therefrom shall be governed by the laws of the Commonwealth of Virginia applicable to agreements entered into and wholly to be performed therein, without giving effect to any conflict or choice of law provision or rule thereof.

19.6 Assignment; Change of Control. This Agreement shall be binding on the parties, their successors and permitted assigns. Neither party may assign its rights, duties or obligations hereunder (exclusive of merger, transfer of all or substantially all assets, change of control, sale of stock, operation of law or the like) without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that in the event that Kronos so assigns to a Competitor, Best's withholding of consent or refusal to consent shall not be deemed to be unreasonable. In the event that Kronos assigns its rights, duties or obligations hereunder, due to business acquisition, merger, transfer of all or substantially all assets, change of control, sale of stock, operation of law or otherwise, then effective upon the date of any such change in control and written notice thereof to Best the one-time royalty of $[**] per Employee as described in 6.2 (d) shall be eliminated immediately and the royalty payments by Kronos shall revert back to those described in 6.2 (a) ("Royalties for [**] or fewer employees") and all royalty payment caps of 6.2(d) shall thereafter be eliminated. In the case of any such an assignment by Kronos, Kronos shall remain liable for the performance of its duties and obligations under this Agreement. Any attempt to assign any rights, duties, or obligations arising out of this Agreement in contravention of this Section shall be null and void and of no force or effect.

19.7 Export. Kronos understands that any export of the Software outside the United States may require an export license and Kronos assumes full responsibility for obtaining such license.

19.8 Notices. All notices, requests, demands, other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or, if mailed, when mailed by certified or registered mail, or overnight courier, postage prepaid, return receipt requested, to the parties at the addresses set forth below or at such other address as may be given in writing by either party to the other in accordance with this Section.

                  If to Kronos:

                        Kronos Incorporated
                        297 Billerica Road
                        Chelmsford, Massachusetts 01824
                        Attn: James Kizielewicz, V.P., Marketing
                        Copy:  General Counsel

                  If to Best:

                        Best Software, Inc.
                        11413 Isaac Newton Square
                        Reston, VA  20190
                        Attn:  Himanshu Palsule, EVP Marketing
                        Copy:  General Counsel


19.9 Entire Agreement. This Agreement together with any Schedules attached hereto constitutes the entire Agreement and is the entire understanding between the parties relating to the subject matter of this Agreement and supersedes all prior writings, negotiations, or understandings with respect thereto.

19.10 Counterparts. This Agreement and any amendments to this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement or amendment, as the case may be.

19.11 Headings. The headings used in this Agreement are included for reference only and shall not affect the meaning or interpretation of this Agreement.

19.12 Superiority. In the event of a conflict between the provisions of the body of this Agreement and the provisions of any Schedule hereto, the provisions in the body of this Agreement shall control.

IN WITNESS HEREOF, the parties hereto caused their duly authorized representatives to execute and deliver this Agreement as of the Effective Date:



BEST SOFTWARE, INC.                 KRONOS INCORPORATED

By:  /s/ James Foster               By:  /s/ James Kizielewicz
---------------------------         ---------------------------------
Title: President & COO              Title:  V.P. Marketing & Corporate
       Specialty Products Div.              Strategy